FORM OF FACE OF DEPOSITARY RECEIPT

                              DEPOSITARY RECEIPT
                                     FOR
                              DEPOSITARY SHARES,
                   EACH REPRESENTING A ONE-TWENTIETH (1/20)
                   INTEREST IN A SHARE OF 8.40% CUMULATIVE
                          PREFERRED STOCK, SERIES K
                              ($1.00 PAR VALUE)

                                      OF

                             TRAVELERS GROUP INC.

            (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

          NUMBER _____                       DEPOSITARY SHARES

                                   EACH DEPOSITARY SHARE REPRESENTS
                                   A 1/20 INTEREST IN A SHARE OF
                                   8.40% CUMULATIVE PREFERRED
                                   STOCK, SERIES K
                                   ($1.00 PAR VALUE)

                                   CUSIP 894190768

                    1.   The Bank of New York, (as successor to
          First Chicago Trust Company of New York), as Depositary
          (the "Depositary"), hereby certifies that [            ]
          is the registered owner of [          ] Depositary Shares
          ("Depositary Shares"), each Depositary Share representing a one-twentieth (1/20) interest in a share of 8.40% Cumulative Preferred Stock, Series K, $1.00 par value (the "Preferred Stock"), of Travelers Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"). Subject to the terms of the Deposit Agreement (as defined below), each owner of a Depositary Share is entitled, proportionately, through the Depositary, to all the rights and preferences of the Preferred Stock relating thereto, including dividend, voting, redemption and liquidation rights contained in the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the certificate of designations adopted by the Company's Board of Directors and filed with the Secretary of State of the State of Delaware establishing the Preferred Stock as a series of preferred stock of the Company and setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Preferred Stock (the "Certificate of Designations").

                    2.   The Deposit Agreement.  Depositary
          Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of February 13, 1996 (the "Deposit Agreement"), among the Company (as successor to Salomon Inc), the Depositary, and the holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary and the Company in respect of the Preferred Stock deposited, and any and all other property and cash deposited from time to time, thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all capitalized terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

                    3. Redemption. Whenever the Company shall be permitted and shall elect to redeem shares of Preferred Stock in accordance with the provisions of the Certificate of Incorporation and the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days' notice of the date of such proposed redemption of Preferred Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Preferred Stock to be redeemed, first-class postage prepaid, not less than 20 and not more than 50 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption Date") to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed. Each such notice shall state: (a) the Redemption Date; (b) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of Depositary Shares held by such holder to be redeemed; (c) the redemption price (which shall include full cumulative dividends thereon to the Redemption Date); (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (e) that dividends in respect of the Preferred Stock underlying the Depositary Shares to be redeemed will cease to accumulate at the close of business on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to be equitable. Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it on such date), all dividends in respect of the shares of Preferred Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-twentieth of the redemption price per share paid in respect of the shares of Preferred Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Preferred Stock to be so redeemed and have not theretofore been paid.

                    4. Transfer, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, subject to the terms and conditions of the Deposit Agreement, evidencing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

                    5.   Surrender of Receipts and Withdrawal of
          Preferred Stock. The holder of this Receipt, if this Receipt (together with any other Receipts surrendered by such holder) represents any number of whole shares of Preferred Stock, may withdraw the Preferred Stock and all money and other property, if any, represented hereby by surrendering this Receipt (and such other Receipts) at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Upon such surrender, the Depositary shall deliver to such holder, or upon the order of such other person or persons designated by such holder as provided in the Deposit Agreement, the number of whole shares of Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Shares therefor. If a Receipt delivered by the holder to a Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to the provisions of the Deposit Agreement) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Preferred Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

                    If the Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of this Receipt or such other Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that this Receipt or such other Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                    6.   Suspension of Delivery, Transfer, etc.
          The transfer or surrender of this Receipt may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law or any government or governmental body or commission, or under any provision of the Deposit Agreement.

                    7.   Payment of Taxes or Other Governmental
          Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof, subject to certain exceptions in the Deposit Agreement. Transfer of this Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Preferred Stock or other property represented by this Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of this Receipt remaining liable for any deficiency.

                    8. Warranty by the Company. The Company has represented and warranted that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable.

                    9. Amendment. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections
          2.05 and 2.06 of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to delivery to the holder the number of whole shares of the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provision of applicable law.

          Dated:                   THE BANK OF NEW YORK, as
                                   Depositary, Transfer Agent and Registrar

                                   By ____________________________________
                                      Authorized Officer

          FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS
          RECEIPT APPEAR ON THE REVERSE SIDE.


                     FORM OF REVERSE OF DEPOSITARY RECEIPT

                    10. Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares and any redemption of the Preferred Stock at the option of the Company. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares.

                    11. Title to Receipts. This Receipt (and the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

                    12. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Preferred Stock, the Depositary will, subject to the provision of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares evidenced by the Receipts held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Preferred Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.

                    13. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of (a) any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or (b) any election on the part of the Company to redeem any shares of Preferred Stock, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Preferred stock), for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or redemption of Preferred Stock or for any other appropriate reasons.

                    14. Voting Rights. Upon receipt of notice of any meeting at which holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
          (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock relating to their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request, the maximum number of whole shares of Preferred Stock underlying the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Preferred Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Preferred Stock underlying the Depositary Shares evidenced by such Receipt.

                    15.  Changes Affecting Deposited Securities.
          Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instruction of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in (a) the fraction of an interest in one share of Preferred Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, in each case as may be necessary fully to reflect the effect of such change in par or stated value, split-up, combination or other reclassification of Preferred Stock, or such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion or in respect of the Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Stock.
          In any such case, the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or it may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein or in the Deposit Agreement notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation, consolidation or sale to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Preferred Stock represented by such Receipts was converted or for which such Preferred Stock was exchanged or surrendered after giving effect to such transaction.

                    16. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agents nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law or regulation thereunder of the United States of America or any other governmental authority or, in the case of the Depositary, the Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Certificate of Incorporation (including the Certificate of Designations) or by reason of any act of God or war or other circumstance beyond their control, the Depositary, the Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except, in the case of any exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

                    17.  Obligations of the Depositary, the
          Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than for its negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document delivered by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Preferred Stock or for the manner or effect of any such vote, as long as any such action or nonaction is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith. The Depositary, the Depositary's Agents and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                    18.  Resignation and Removal of Depositary.
          The Depositary may at any time (i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

                    19.  Termination of Deposit Agreement.  The
          Deposit Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar with respect to indemnification, charges and expenses, in either case in accordance with the terms of the Deposit Agreement.

                    20.  Governing Law.  THIS RECEIPT AND THE
          DEPOSIT AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any propose, unless this Receipt shall have been authenticated, manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and, if authenticated by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

                    A COPY OF THE DEPOSIT AGREEMENT AND A FULL
          STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, INTERESTS, PREFERENCES AND RESTRICTIONS OF THE PREFERRED STOCK REPRESENTED BY THIS RECEIPT AND OF EACH CLASS OF SHARES OR SERIES THEREOF THAT THE COMPANY IS AUTHORIZED TO ISSUE WILL BE FURNISHED BY THE COMPANY, WITHOUT CHARGE, TO EACH HOLDER OF A RECEIPT UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT 388 GREENWICH STREET, NEW YORK, NEW YORK 10013.

                    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY
            OR OTHER IDENTIFYING NUMBER
               OF ASSIGNEE




          ____________________________________________________________
          Please print or typewrite name and address of assignee

          ____________________________________________________________
          the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints

          ________________________________________________________,
          attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

          Dated___________________________
          Signature_________________________

                    ASSIGNMENT AND TRANSFER SIGNATURE LINES

          Note: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever. If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt. All endorsements or assignments of Receipts must be guaranteed by a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible institution which is a member of or participant in a signature guarantee program acceptable to the Depositary.